NOTICE OF GUARANTEED DELIVERY
To Tender Common Shares (as defined below)
of
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman Dividend Advantage Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman High Yield Strategies Fund
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
(each, a "Fund")

Pursuant to the Offer to Purchase
dated May 1, 2009

        This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the Common Shares (as defined below) of a Fund and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary on or before 12:00 Midnight, New York City time, May 29, 2009, or such later date to which the Offer is extended (the "Expiration Date"). Such form may be delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before 12:00 Midnight, New York City time on the Expiration Date. See Section 4 of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

Toll Free
(866) 223-8669

By First Class Mail, By Overnight Courier, By Hand:

By First Class Mail:	By Registered Certified	By Hand:
or Express Mail or Overnight Courier:
Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Newport Office Center VII 480 Washington Boulevard Mail Drop—Reorg Attn: Reorganization Dept., 27th Floor Jersey City, NJ 07310	Mellon Investor Services LLC Newport Office Center VII 480 Washington Boulevard Mail Drop—Reorg Attn: Reorganization Dept., 27th Floor Jersey City, NJ 07310

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Fund named below, upon the terms and subject to the conditions set forth in its Offer to Purchase dated May 1, 2009 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, Common Shares (as defined below), pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

        For each of Neuberger Berman California Intermediate Municipal Fund Inc., Neuberger Berman Dividend Advantage Fund Inc., Neuberger Berman Income Opportunity Fund Inc., Neuberger Berman Intermediate Municipal Fund Inc. and Neuberger Berman New York Intermediate Municipal Fund Inc., each a Maryland corporation, "Common Shares" means its outstanding shares of common stock, par value $0.0001 per share. For Neuberger Berman High Yield Strategies Fund, a Delaware statutory trust, "Common Shares" means its outstanding common shares of beneficial interest, no par value per share.

Name of Fund	Signature
☐ check here if the shares will be tendered by book-entry transfer	Name(s) of Tendering Institution
Number of Common Shares tendered	(Address)
DRS Transaction Advice Numbers (if applicable)	(Zip Code)
Account Number	(Area Code and Telephone Number)

ODD LOTS

As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding beneficially or of record fewer than 100 Common Shares may have their shares accepted for payment before any proration of the purchase of other tendered Common Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more shares. Accordingly, this section is to be completed only if Common Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Common Shares. The undersigned either (check one box):

☐     is the beneficial or record owner of an aggregate of fewer than 100 Common Shares, all of which are being tendered; or

☐     is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Common Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Common Shares and is tendering all of the shares.

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) "own(s)" the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Common Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the Common Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the American Stock Exchange or the New York Stock Exchange, as applicable, after the date hereof.

        The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

(Name of Fund)
(Name of Firm)
(Authorized Signature)
(Name)
(Address)
(Zip Code)
(Area Code and Telephone Number)

Dated:  ____________, 2009

J0213    05/09